Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-75686, 333-72248, 333-51912, 333-35223, 33-60459, 33-67128, 33-56913, 33-17552, 33-41660, 33-19183, 33-50998, 33-60457, 333-84959 and 333-111949 on Form S-8 and Nos. 33-56921 and 333-112254 on Form S-3 of The Timberland Company of our report on the consolidated financial statements and financial statement schedule dated March 1, 2007 (June 20, 2007 as to the effects of the restatement discussed in Note 2) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement of the Company’s consolidated financial statements described in Note 2 and the adoption of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment”) and of our report, dated March 1, 2007 (June 27, 2007 as to the effects of the material weakness related to controls over the proper application of generally accepted accounting principles for certain complex transactions) (which report expresses an adverse opinion on the effectiveness of internal control over financial reporting because of a material weakness), relating to Management’s Annual Report on Internal Control over Financial Reporting (as revised) appearing in this Annual Report on 10-K/A of The Timberland Company for the year ended December 31, 2006.
/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
June 27, 2007

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